SUB-ITEM 77Q1

Amendment to Schedule A effective as of August 1, 2008 to Investment Advisory Agreement between HighMark Funds and HighMark Capital
Management, Inc.

                               Schedule A
                   To the Investment Advisory Agreement
                        Between HighMark Funds and
                    HighMark Capital Management, Inc.


NAME OF FUND                                           COMPENSATION*
------------                                           -------------

U.S. Government Money Market Fund                          0.300%
Diversified Money Market Fund                              0.300%
100% U.S. Treasury Money Market Fund                       0.300%
Treasury Plus Money Market Fund                            0.300%
Bond Fund                                                  0.500%
California Tax-Free Money Market Fund                      0.300%
Large Cap Growth Fund                                      0.600%
Balanced Fund                                              0.600%
Value Momentum Fund                                        0.600%
California Intermediate Tax-Free Bond Fund                 0.500%
Small Cap Value Fund                                       1.000%
Core Equity Fund                                           0.600%
Large Cap Value Fund                                       0.600%
National Intermediate Tax-Free Bond Fund                   0.500%
Income Plus Allocation Fund                                0.175%
Growth & Income Allocation Fund                            0.175%
Capital Growth Allocation Fund                             0.175%
Diversified Equity Allocation Fund                         0.175%
Short Term Bond Fund                                       0.400%
Small Cap Advantage Fund                                   0.950%
Fundamental Equity Fund                                    0.600%
International Opportunities Fund
    Up to $250 Million                                     0.950%
    Over $250 Million and not greater than $500 Million    0.900%
    Over $500 Million and not greater than $1 Billion      0.850%
    Over $1 Billion                                        0.800%
Cognitive Value Fund
    Up to $500 Million                                     0.750%
    Over $500 Million                                      0.700%
Enhanced Growth Fund
    Up to $500 Million                                     0.750%
    Over $500 Million and not greater than $1 Billion      0.700%
    Over $1 Billion                                        0.650%


HIGHMARK FUNDS                        HIGHMARK CAPITAL MANAGEMENT, INC.

By: /s/ Pamela O'Donnell              By:    /s/ Greg Knopf
------------------------              ------------------------
Title: Treasurer                      Title:  Managing Director
---------------------                 ---------------------
Date: June 30, 2008                   Date:  June 30, 2008
----------------------                ----------------------

* Reflects annual rate based on average daily net assets of the Fund. All fees are computed daily and paid monthly.